EXECUTION VERSION

Exhibit 10.2

CONTINUING GUARANTY

CONTINUING GUARANTY (“Guaranty”) dated as of July 28, 2008, made by and between SMURFIT-STONE CONTAINER ENTERPRISES, INC., a Delaware corporation (“Guarantor”), and UNION BANK OF CALIFORNIA, N.A. (“Bank”).

RECITALS

(a)	WHEREAS, Guarantor is a leading U.S. integrated manufacturer of various paperboard and paper-based packaging material;

(b)

WHEREAS, Guarantor has agreed to acquire 90% of the membership interests of CALPINE CORRUGATED, LLC, a California limited liability company formerly known as Produce Container, LLC (“Borrower”), pursuant to a restructuring of the ownership interests of Borrower pursuant to the Amended and Restated Operating Agreement being entered into concurrently herewith;

(c)

WHEREAS, Borrower and Bank have entered into the Loan and Security Agreement dated March 30, 2006, as amended by the First Amendment to Loan and Security Agreement dated as of August 30, 2006, the Second Amendment to Loan and Security Agreement dated as of December 10, 2007, the Third Amendment to Loan and Security Agreement dated as of December 31, 2007, the Fourth Amendment to Loan and Security Agreement dated as of January 31, 2008, the Fifth Amendment to Loan and Security Agreement dated as of February 29, 2008, and the Sixth Amendment to Loan and Security Agreement of even date herewith (including all exhibits and schedules thereto, and as the same may be subsequently amended, restated, supplemented or otherwise modified from time to time, collectively, the “Loan Agreement”);

(d)	WHEREAS, Guarantor has agreed to guarantee the Obligations of Borrower;

(e)	WHEREAS, Guarantor has requested that Bank increase the maximum amount of its financing to Borrower by $3,000,000, to an aggregate principal amount not exceeding $12,000,000;

(f)

WHEREAS, Guarantor will derive substantial benefit if the financing continues to be provided by Bank, and the maximum amount of such financing is increased pursuant to the terms of the Sixth Amendment to Loan and Security Agreement between Borrower and Bank of even date herewith (the “Sixth Amendment”); and

(g)

WHEREAS, it is a condition precedent, among others, to the obligation of Bank to continue to provide and increase the maximum amount of its financing to Borrower under the Sixth Amendment that the Guarantor shall have executed and delivered this Guaranty to the Bank.

NOW, THEREFORE, in consideration of the foregoing premises, to induce the Borrower and Bank to enter into the
Sixth Amendment, Guarantor and Bank hereby agree as follows:

1.

Obligations Guaranteed.  For consideration, the adequacy and sufficiency of which is acknowledged, Guarantor unconditionally guaranties and promises (a) to pay to Bank on demand, in lawful United States money, all Obligations (as such term is defined below), and (b) to perform all undertakings of Borrower in connection with Obligations.  “Obligations” means all Obligations of Borrower when due and payable to Bank under the Loan Agreement and the other Loan Documents, whether made, incurred or created previously, concurrently or in the future, whether voluntary or involuntary and however arising, whether incurred directly or acquired by

Bank by assignment or succession, absolute or contingent, liquidated or unliquidated, legal or equitable, whether Borrower is liable individually or jointly with others, whether incurred before, during or after any bankruptcy, reorganization, insolvency, receivership or similar proceeding (“Insolvency Proceeding”), and whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable, together with all expenses of, for and incidental to collection, including, without limitation, reasonable attorneys’ fees. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

2.

Continuing Nature/Revocation/Reinstatement. This Guaranty (a) is in addition to any other guaranties of the Obligations, (b) is a continuing guaranty, and (c) covers all Obligations, including, without limitation, those arising under successive transactions which continue or increase the Obligations from time to time, renew all or part of the Obligations after they have been satisfied or create new Obligations. Revocation by one or more signers of this Guaranty or any other guarantors of the Obligations shall not (a) affect the obligations under this Guaranty of a non-revoking Guarantor, (b) apply to Obligations outstanding when Bank receives written notice of revocation, or to any extensions, renewals, readvances, modifications, amendments or replacements of such Obligations, or (c) apply to Obligations, arising after Bank receives such notice of revocation that are created pursuant to a commitment existing at the time of the revocation, whether or not there exists an unsatisfied condition to such commitment or Bank has another defense to its performance. All of Bank’s rights pursuant to this Guaranty continue with respect to amounts previously paid to Bank on account of any Obligations which are thereafter restored or returned by Bank, whether in an Insolvency Proceeding of Borrower or for any other reason, all as though such amounts had not been paid to Bank; and Guarantor’s liability under this Guaranty (and all of its terms and provisions) shall be reinstated and revived, notwithstanding any surrender or cancellation of this Guaranty. Bank, at its sole discretion, may determine whether any amount paid to it must be restored or returned; provided, however, that if Bank elects to contest any claim for return or restoration, Guarantor agrees to indemnify and hold Bank harmless from and against all costs and expenses, including, without limitation, reasonable attorneys’ fees, expended or incurred by Bank in connection with such contest. If any Insolvency Proceeding is commenced by or against Borrower or Guarantor, at Bank’s election, Guarantor’s obligations under this Guaranty shall immediately and without notice or demand become due and payable, whether or not then otherwise due and payable.

3.

Authorization. Guarantor authorizes Bank, without notice and without affecting Guarantor’s liability under this Guaranty, from time to time, whether before or after any revocation of this Guaranty, to: (a) renew, compromise, extend, accelerate, release, subordinate, waive, amend and restate, or otherwise amend or change, the interest rate, time or place for payment or any other terms of all or any part of the Obligations to the extent permitted in the Loan Agreement; (b) accept delinquent or partial payments of the Obligations; (c) take or not take security or other credit support for this Guaranty or for all or any part of the Obligations, and exchange, enforce, waive, release, subordinate, fail to enforce or perfect, sell, or otherwise dispose of any such security or credit support; (d) apply proceeds of any such security or credit support and direct the order or manner of its sale or enforcement as Bank, at its sole discretion may determine; and (e) release or substitute Borrower or any guarantor or other person or entity liable on the Obligations.

4.

Waivers. To the maximum extent permitted by law, Guarantor waives (a) all rights to require Bank to proceed against Borrower, or any other guarantor, or proceed against, enforce or exhaust any security for the Obligations or to marshal assets or to pursue any other remedy in Bank’s power whatsoever; (b) all defenses arising by reason of any disability or other defense of Borrower, the cessation for any reason of the liability of Borrower, any defense that any other indemnity, guaranty or security was to be obtained, any claim that Bank has made Guarantor’s obligations more burdensome or more burdensome than Borrower’s obligations, and the use of any proceeds of the Obligations other than as intended or understood by Bank or Guarantor; (c) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and the existence or creation of new or additional Obligations, and all other notices or demands to which Guarantor might otherwise be entitled; (d) all rights to file a claim in connection with the Obligations in an Insolvency Proceeding filed by or against Borrower except as subordinate to Bank’s claim; (e) all rights to require Bank to enforce any of its remedies; and (f) until the Obligations are satisfied and fully and finally paid with such payment not subject to return (i) all rights of subrogation, contribution, indemnification or reimbursement, (ii) all rights of recourse to any assets or property of Borrower, or to any collateral or credit support for the Obligations except as subordinate to Bank’s rights, (iii) all rights to participate in or benefit from any security or credit support Bank may have or acquire, and (iv) all rights, remedies and defenses Guarantor may have or acquire against Borrower. Guarantor understands that if Bank forecloses by trustee’s sale on a deed of trust securing any of the Obligations, Guarantor would then have a defense preventing Bank from thereafter enforcing Guarantor’s liability for the unpaid balance of the secured Obligations. This defense arises because the trustee’s sale would eliminate Guarantor’s right of subrogation, and therefore Guarantor would be unable to obtain reimbursement from Borrower. Guarantor specifically waives this defense and all rights and defenses that Guarantor may have against Bank because the Obligations are secured by real property. This means, among other things: (A) Bank may collect from Guarantor without first foreclosing on any real property collateral pledged by Borrower; and (B) if Bank forecloses on any real property collateral pledged by Borrower, then: (I) the amount of the Obligations may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (II) Bank may collect from Guarantor even if Bank, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or similar laws in other states. In addition, Guarantor waives all rights and defenses arising out of an election of remedies by Bank, even though that election of remedies, such as non-judicial foreclosure with respect to security for a secured obligation, may have destroyed Guarantor’s rights of subrogation by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

5.

Guarantor to Keep Informed. Guarantor warrants having established with Borrower adequate means of obtaining, on an ongoing basis, such information as Guarantor may require concerning all matters bearing on the risk of nonpayment or nonperformance of the Obligations. Guarantor assumes sole, continuing responsibility for obtaining such information from sources other than from Bank. Bank has no duty to provide any information to Guarantor until Bank receives Guarantor’s written request for specific information in Bank’s possession and Borrower has authorized Bank to disclose such information to Guarantor.

6.	Intentionally Omitted.

7.

Authorization. Where Borrower is a corporation, partnership or other entity, Bank need not inquire into or verify the powers of Borrower or authority of those acting or purporting to act on behalf of Borrower, and this Guaranty shall be enforceable with respect to any Obligations Bank grants or creates in reliance on the purported exercise of such powers or authority.

8.

Assignments. Without notice to Guarantor, Bank may assign the Obligations and this Guaranty, in whole or in part, in accordance with the terms of the Loan Agreement and may disclose to any prospective or actual purchaser of all or part of the Obligations any and all information Bank has or acquires concerning Guarantor, this Guaranty and any security for this Guaranty.

9.

Counsel Fees and Costs. The prevailing party shall be entitled to reasonable attorneys’ fees and all other reasonable out-of-pocket costs and expenses which it may incur in connection with the enforcement or preservation of its rights under, or defense of, this Guaranty or in connection with any other dispute or proceeding relating to this Guaranty whether or not incurred in any

Insolvency Proceeding, arbitration, litigation or other proceeding.

10.

Multiple Guarantors/Borrowers. When there is more than one Borrower named herein or when this Guaranty is executed by more than one Guarantor, then the words “Borrower” and “Guarantor”, respectively, shall mean all and any one or more of them, and their respective successors and assigns, including, without limitation, debtors-in-possession and bankruptcy trustees; words used herein in the singular shall be considered to have been used in the plural where the context and construction so requires in order to refer to more than one Borrower or Guarantor, as the case may be.

11.

Integration/Severability/Amendments. This Guaranty is intended by Guarantor and Bank as the complete, final expression of their agreement concerning its subject matter. It supersedes all prior understandings or agreements with respect thereto and may be changed only by a writing signed by Guarantor and Bank. No course of dealing, or parole or extrinsic evidence shall be used to modify or supplement the express terms of this Guaranty. If any provision of this Guaranty is found to be illegal, invalid or unenforceable, such provision shall be enforced to the maximum extent permitted, but if fully unenforceable, such provision shall be severable, and this Guaranty shall be construed as if such provision had never been a part of this Guaranty, and the remaining provisions shall continue in full force and effect.

12.

Joint and Several. If more than one Guarantor signs this Guaranty, the obligations of each under this Guaranty are joint and several, and independent of the Obligations and of the obligations of any other person or entity. A separate action or actions may be brought and prosecuted against any one or more guarantors, whether action is brought against Borrower or other guarantors of the Obligations, and whether Borrower or others are joined in any such action.

13.

Notice. Any notice, including, without limitation, notice of revocation, given by any party under this Guaranty shall be effective only upon its receipt by the other party and only if (a) given in writing and (b) personally delivered, sent by United States mail, postage prepaid, or sent out by facsimile transmission (with such facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this paragraph), and addressed to Bank or Guarantor at their respective addresses for notices indicated below. Guarantor and Bank may change the place to which notices, requests, and other communications are to be sent to them by giving written notice of such change to the other.

14.

Governing Law. This Guaranty shall be governed by and construed according to the laws of California, and Guarantor submits to the nonexclusive jurisdiction of the state or federal courts in California.

15.

Patriot Act. Bank is subject to the Patriot Act and hereby notifies Guarantor that pursuant to the requirements of the Patriot Act, Bank is required to obtain, verify and record information that identifies Guarantor, which information includes the name and address of Guarantor and other information that will allow Bank to identify Guarantor in accordance with the Patriot Act.

16.

JUDICIAL REFERENCE. TO THE EXTENT PERMITTED BY LAW, IN CONNECTION WITH ANY CLAIM, CAUSE OF ACTION, PROCEEDING OR OTHER DISPUTE CONCERNING THE LOAN DOCUMENTS (EACH A “CLAIM”), THE PARTIES TO THIS AGREEMENT EXPRESSLY, INTENTIONALLY, AND DELIBERATELY WAIVE ANY RIGHT THAT EACH OF THEM MAY OTHERWISE HAVE TO TRIAL BY JURY. IN THE EVENT THAT THE WAIVER OF JURY TRIAL SET FORTH IN THE PREVIOUS SENTENCE IS NOT ENFORCEABLE UNDER THE LAW APPLICABLE TO THIS AGREEMENT, THE PARTIES TO THIS AGREEMENT AGREE THAT ANY CLAIM, INCLUDING ANY QUESTION OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE STATE LAW APPLICABLE TO THIS AGREEMENT. THE PARTIES

SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE COURT SHALL APPOINT THE REFEREE. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION 16 SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY, UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS SECTION 16. THE PARTIES ACKNOWLEDGE THAT IF A REFEREE IS SELECTED TO DETERMINE THE CLAIMS, THEN THE CLAIMS WILL NOT BE DECIDED BY A JURY.

17.

Counterparts. This Guaranty may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement. Delivery of an executed counterpart of a signature page hereto by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

[Remainder of Page Intentionally Left Blank]

Executed as of the date first written above, Guarantor acknowledges having received a copy of this Guaranty and having made each waiver contained in this Guaranty with full knowledge and consequences.

“Bank”:		“Guarantor”:

UNION BANK OF CALIFORNIA, N.A.,		SMURFIT-STONE CONTAINER ENTERPRISES, INC.

By:	/s/ Shawn Lipman	By:	/s/ Charles A. Hinrichs_

Name:	Shawn Lipman	Name:	Charles A. Hinrichs

Title:	Vice President	Title:	Senior Vice President & Chief Financial
Officer

Addresses for Notices:	Addresses for Notices:

Union Bank of California, N.A.	Smurfit-Stone Container Enterprises, Inc.
445 South Figueroa Street, G13-300	Six CityPlace Drive
Los Angeles, California 90071	Creve Coeur, MO 63141
Attn: Commercial Finance Division	Attn: Charles A. Hinrichs
Telephone No.: (213) 236-5301	Telephone No.: (314) 656-5276
Facsimile No.: (213) 236-6089	Facsimile No.: (314) 787-6162

with a copy to:	with a copy to:

McDermott Will & Emery LLP	Winston & Strawn LLP
2049 Century Park East, 38th Floor	35 W. Wacker Drive
Los Angeles, CA 90067	Chicago, IL 60601
Attn: Gary B. Rosenbaum, Esq.	Attn: Brian S. Hart
Telephone No.: (310) 284-6133	Telephone No.: (312) 668-5702
Facsimile No.: (310) 277-4730	Facsimile No.: (312) 558-5700